                                                                     EXHIBIT 3.2


                                   BYLAWS


                             DI INDUSTRIES, INC.





                                        DATED:   JUNE 28, 1993

                                     INDEX

                                                                            PAGE
                                                                            ----
ARTICLE I            Offices  . . . . . . . . . . . . . . . . . . . . . . . .  1
       Section 1.    Principal Office   . . . . . . . . . . . . . . . . . . .  1
       Section 2.    Registered Office  . . . . . . . . . . . . . . . . . . .  1
       Section 3.    Other Offices  . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE II           Meetings of Shareholders . . . . . . . . . . . . . . . .  1
       Section 1.    Place of Meetings  . . . . . . . . . . . . . . . . . . .  1
       Section 2.    Annual Meeting   . . . . . . . . . . . . . . . . . . . .  2
       Section 3.    Special Meetings   . . . . . . . . . . . . . . . . . . .  2
       Section 4.    Notice of Meetings   . . . . . . . . . . . . . . . . . .  2
       Section 5.    Voting Lists   . . . . . . . . . . . . . . . . . . . . .  2
       Section 6.    Quorum   . . . . . . . . . . . . . . . . . . . . . . . .  3
       Section 7.    Organization   . . . . . . . . . . . . . . . . . . . . .  3
       Section 8.    Proxies  . . . . . . . . . . . . . . . . . . . . . . . .  4
       Section 9.    Voting of Shares   . . . . . . . . . . . . . . . . . . .  4
       Section 10.   Voting of Shares by Certain Holders  . . . . . . . . . .  4
       Section 11.   Election of Directors  . . . . . . . . . . . . . . . . .  5
       Section 12.   Telephone Meetings   . . . . . . . . . . . . . . . . . .  5

ARTICLE III          Directors  . . . . . . . . . . . . . . . . . . . . . . .  6
       Section 1.    Number and Qualification   . . . . . . . . . . . . . . .  6
       Section 2.    Election and Term of Office  . . . . . . . . . . . . . .  6
       Section 3.    Resignation  . . . . . . . . . . . . . . . . . . . . . .  6
       Section 4.    Removal  . . . . . . . . . . . . . . . . . . . . . . . .  6
       Section 5.    Vacancies  . . . . . . . . . . . . . . . . . . . . . . .  7
       Section 6.    General Powers   . . . . . . . . . . . . . . . . . . . .  7
       Section 7.    Compensation   . . . . . . . . . . . . . . . . . . . . .  7

ARTICLE IV           Meetings of the Board  . . . . . . . . . . . . . . . . .  7
       Section 1.    Place of Meetings  . . . . . . . . . . . . . . . . . . .  7
       Section 2.    Regular Meetings   . . . . . . . . . . . . . . . . . . .  7
       Section 3.    Special Meetings   . . . . . . . . . . . . . . . . . . .  8
       Section 4.    Quorum and Action  . . . . . . . . . . . . . . . . . . .  8
       Section 5.    Presumption of Assent to Action  . . . . . . . . . . . .  8
       Section 6.    Telephone Meetings   . . . . . . . . . . . . . . . . . .  9
       Section 7.    Action Without Meeting   . . . . . . . . . . . . . . . .  9

ARTICLE V            Committees   . . . . . . . . . . . . . . . . . . . . . .  9
       Section 1.    Membership and Authorities   . . . . . . . . . . . . . .  9
       Section 2.    Minutes  . . . . . . . . . . . . . . . . . . . . . . . . 10
       Section 3.    Vacancies  . . . . . . . . . . . . . . . . . . . . . . . 10
       Section 4.    Telephone Meetings   . . . . . . . . . . . . . . . . . . 10
       Section 5.    Action Without Meeting   . . . . . . . . . . . . . . . . 10

ARTICLE VI           Officers . . . . . . . . . . . . . . . . . . . . . . . . 10
       Section 1.    Number   . . . . . . . . . . . . . . . . . . . . . . . . 10
       Section 2.    Election,  Term of Office and Qualification  . . . . . . 11
       Section 3.    Subordinate Officers   . . . . . . . . . . . . . . . . . 11
       Section 4.    Resignation  . . . . . . . . . . . . . . . . . . . . . . 11
       Section 5.    Removal  . . . . . . . . . . . . . . . . . . . . . . . . 11
       Section 6.    Vacancies  . . . . . . . . . . . . . . . . . . . . . . . 12
       Section 7.    The Chairman of the Board  . . . . . . . . . . . . . . . 12
       Section 8.    The President  . . . . . . . . . . . . . . . . . . . . . 12
       Section 9.    The Vice Presidents  . . . . . . . . . . . . . . . . . . 12
       Section 10.   The Secretary  . . . . . . . . . . . . . . . . . . . . . 13
       Section 11.   Assistant Secretaries  . . . . . . . . . . . . . . . . . 13
       Section 12.   The Treasurer  . . . . . . . . . . . . . . . . . . . . . 13
       Section 13.   Assistant Treasurers   . . . . . . . . . . . . . . . . . 14
       Section 14.   Treasurer's Bond   . . . . . . . . . . . . . . . . . . . 14

ARTICLE VII          Corporate Shares . . . . . . . . . . . . . . . . . . . . 14
       Section 1.    Share Certificates   . . . . . . . . . . . . . . . . . . 14
       Section 2.    Transfer of Shares   . . . . . . . . . . . . . . . . . . 16
       Section 3.    Ownership of Shares  . . . . . . . . . . . . . . . . . . 16
       Section 4.    Closing of Transfer Books  . . . . . . . . . . . . . . . 16
       Section 5.    Dividends  . . . . . . . . . . . . . . . . . . . . . . . 17

ARTICLE VIII         General Provisions . . . . . . . . . . . . . . . . . . . 17
       Section 1.    Waiver of Notice   . . . . . . . . . . . . . . . . . . . 17
       Section 2.    Seal   . . . . . . . . . . . . . . . . . . . . . . . . . 17
       Section 3.    Fiscal Year  . . . . . . . . . . . . . . . . . . . . . . 17
       Section 4.    Reports of Situation and Amount of Business  . . . . . . 18
       Section 5.    Checks, Notes, etc.  . . . . . . . . . . . . . . . . . . 18
       Section 6.    Examination of Books and Records   . . . . . . . . . . . 18
       Section 7.    Voting Upon Shares Held by the Corporation   . . . . . . 18

ARTICLE IX           Indemnities. . . . . . . . . . . . . . . . . . . . . . . 19
       Section 1.    Indemnification of Directors and Officers  . . . . . . . 19

ARTICLE X            Amendments . . . . . . . . . . . . . . . . . . . . . . . 22
       Section 1.    Amendment by Board of Directors  . . . . . . . . . . . . 22

                              DI INDUSTRIES, INC.

                                     BYLAWS

                                   ARTICLE I

                                    OFFICES

       Section 1. Principal Office. The principal office of the Corporation shall be in the City of Houston, Texas.

       Section 2. Registered Office. The registered office of the Corporation required by the Texas Business Corporation Act to be maintained in the State of Texas, may be, but need not be, identical with the principal office and the address of the registered office may be changed from time to time by the Board of Directors.

       Section 3. Other Offices. The Corporation may also have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the Corporation may require.
                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

       Section 1. Place of Meetings. The Board of Directors may designate any place, either within or without the State of Texas, as the place of meeting for any annual meeting or for any special meeting called by the Board. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Texas, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation.

       Section 2. Annual Meeting. The annual meeting of shareholders commencing with the year 1981 shall be held at such time, on such day and at such place as may be designated by the Board of Directors, at which time the shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

       Section 3. Special Meetings. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by law or by the Articles of Incorporation, may be called by the Chairman of the Board, the Board of Directors or the holders of not less than one-tenth (1/10) of all of the shares entitled to vote at the meetings. Business transacted at all special meetings shall be confined to the purpose or purposes, stated in the call.

       Section 4. Notice of Meetings. Written or printed notice of all meetings of shareholders stating the place, day and hour thereof, and in the case of a special meeting the purpose or purposes for which the meeting is called, shall be personally delivered or mailed, not less than ten (10) days nor more than fifty (50) days prior to the date of the meeting, to the shareholders of record entitled to vote at such meeting. If mailed, the notice shall be addressed to the shareholders as their address appears on the stock transfer books of the Corporation and the postage shall be prepaid.

       Section 5. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten
(10) days before each meeting of the shareholders, a complete list of shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of each and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholders at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder for the duration of the meeting. The original stock transfer books shall be prima-facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

       Section 6. Quorum. The holders of a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by law, by the Articles of Incorporation or by these Bylaws. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote at such meeting, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally convened.

       Section 7. Organization. The Chairman of the Board, if one shall be elected, shall preside at all meetings of the shareholders. In his absence or should a Chairman of the Board not be elected, the President or a Vice President shall preside. In the absence of all of these officers any shareholder or the duly appointed proxy of any shareholder may call the meeting to order and a chairman shall be elected from the shareholders present.

       The Secretary of the Corporation shall act as secretary at all meetings of the shareholders. In his absence an Assistant Secretary shall so act and in the absence of all of these officers the presiding officer may appoint any person to act as secretary of the meeting.

       Section 8. Proxies. At any meeting of the shareholders every shareholder entitled to vote at such meeting shall be entitled to vote in person or by proxy executed in writing by such shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution unless such proxy otherwise provides. A proxy shall be revocable unless expressly provided therein to be irrevocable or unless otherwise made irrevocable by law.

       Section 9. Voting of Shares. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, each shareholder shall have one
(1) vote for each share having voting rights registered in his name on the books of the Corporation at the time of the closing of this stock transfer books (or at the record date) for such meeting. When a quorum is present at any meeting the bote of holders of a majority of the shares entitled to vote, present in person or represented by proxy, shall decide any matter submitted to such meeting, unless the matter is one upon which by law or by express provision of the Articles of Incorporation or of the Bylaws the vote of a greater number is required, in which case the vote of such greater number shall govern and control the decision of such matter.

       Section 10. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may authorize or, in the absence of such authorization, as the Board of Directors of such corporation may determine.

       Shares held by an administrator, executor, guardian or conservator may be voted by him so long as such shares forming a part of an estate are in the possession and form a part of the estate being served by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name as trustee.

       Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

       Shares of its own stock belonging to the Corporation, shares of its own stock owned by another corporation the majority of the voting stock of which is owned or controlled by the Corporation, and shares of its own stock held by the Corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

       Section 11. Election of Directors. At each election for Directors each shareholder entitled to vote at such election shall, unless otherwise provided by the Articles of Incorporation or by applicable law, have the right to bote the number of shares owned by him for as many persons as there are to be elected and for whose election he has a right to vote. Unless otherwise provided by the Articles of Incorporation, no shareholder shall have the right or be permitted to cumulate his votes on any basis.

       Section 12. Telephone Meetings. Shareholders may participate in and hold a meeting of the shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                 ARTICLE III

                                  DIRECTORS

       Section 1. Number and Qualification. The property, business and affairs of the Corporation shall be managed and controlled by a Board of Directors composed of not less than one (1) member who shall be elected annually by the shareholders. Directors need not be residents of the State of Texas or shareholders of the Corporation. The number of Directors may be increased or decreased by resolution adopted by a majority of the Board of Directors. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director.

       Section 2. Election and Term of Office. The Directors shall be elected at the annual meeting of the shareholders (except as provided in Section 5 of this Article). Each Director elected shall hold office until his successor shall be elected at an annual meeting of the shareholders and shall qualify, or until his death, his resignation or his removal in the manner hereinafter provided.

       Section 3. Resignation. Any Director may resign at any time by giving written notice to the President or Secretary. Such resignation shall take effect at the time specified therein and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

       Section 4. Removal. At any special meeting of the shareholders called expressly for that purpose any Director or Directors, including the entire Board of Directors, may be removed, either with or without cause, and another person or persons may be elected to serve for the remainder of his or their term by a vote of the holders of a majority of all shares outstanding and entitled to vote at an election of directors. In case any vacancy so created shall not be filled by the shareholders at such meeting, such vacancy may be filled by the Directors as provided in Section 5 of this Article.

       Section 5. Vacancies. If any vacancy shall occur in the Board of Directors such vacancy may, subject to the provisions of Section 4 of this Article, be filled by the affirmative vote of a majority of the remaining Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

       Section 6. General Powers. In addition to the powers and authorities expressly conferred upon them by these Bylaws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

       Section 7. Compensation. Each Director may be paid his expenses of attendance at each meeting of the Board of Directors or of a committee of the Board of Directors, and may be paid a stated fee for attendance at meetings of the Board of Directors. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special standing committees may be allowed like compensation for attending committee meetings.

                                  ARTICLE IV

                             MEETINGS OF THE BOARD

       Section 1. Place of Meetings. The Directors of the Corporation may hold their meetings, both regular and special, either within or without the State of Texas.

       Section 2. Regular Meetings. Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by the Board.

       Section 3. Special Meetings. Special meetings of the Board may be called by the President on one (1) day's notice to each Director given either personally, by mail or by telegram. Special meetings shall be called by the President or Secretary in like manner and like notice on the written request of any Director. Neither the purpose of nor the business to be transacted at any special meeting of the Board of Directors need by specified in the notice or waiver of notice of such meeting. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

       Section 4. Quorum and Action. At all meetings of the Board the presence of a majority of the Directors shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the Directors at any meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by law, the Articles of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of Directors, the Directors present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present.

       Section 5. Presumption of Assent to Action. A Director who is present at a meeting of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

       Section 6. Telephone Meetings. Directors may participate in and hold a meeting of the Board of Directors by means of conference telephone or similar communications equipment of which all persons participating in the meeting can hear each other an participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

       Section 7. Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors, or committee, as the case may be, and such consent shall have the same force and effect as a unanimous vote at a meeting.

                                   ARTICLE V

                                   COMMITTEES

       Section 1. Membership and Authorities. The Board of Directors, by resolution adopted by a majority of the full Board, may designate two (2) or more Directors to constitute an Executive Committee, which Committee to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the Business and affairs of the Corporation, except in those cases where the authority of the Board of Directors is specifically denied to the Executive Committee by applicable law, the Articles of Incorporation or these Bylaws. The designation of an Executive Committee and the delegation of authority to it shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law. The Board of Directors, by resolution adopted by a majority of the Board, may also designate two (2) or more Directors to constitute such other committees as the Board deems appropriate.

       Section 2. Minutes. Each committee of the Board shall keep regular minutes of its proceedings and report the same to the Board when required.

       Section 3. Vacancies. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve, the Executive Committee and any other committee of the Board.

       Section 4. Telephone Meetings. Committee members may participate in or hold a meeting of the committee on which they are members by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

       Section 5. Action Without Meeting. Any action required or permitted to be taken at a meeting of a committee of the Board, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of that committee, and such consent shall have the same force and effect as a unanimous vote at a meeting.

                                   ARTICLE VI

                                    OFFICERS

       Section 1. Number. The officers of the Corporation shall be a President, a Vice-President, a Secretary and a Treasurer. The Board of Directors may also choose a Chairman and additional Vice-Presidents, Assistant Secretaries and/or Assistant Treasurers. One person may hold any two or more of these offices except those of President and Secretary.

       Section 2. Election, Term of Office and Qualification. The Officers of the Corporation shall be elected by the Board of Directors at its first meeting after each annual meeting of shareholders. The Board shall elect a President, a Vice-President, a Secretary and a Treasurer, none of whom need be a member of the Board. Each officer so elected shall hold office until his successor shall have been duly chosen and has qualified or until his death or his resignation or removal in the manner hereinafter provided.

       Section 3. Subordinate Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms, have such authority and perform such duties as the Board of Directors may from time to time determine. The Board of Directors may delegate to any committee or officer the power to appoint any such subordinate officer or agent.

       Section 4. Resignation. Any officer may resign at any time by giving written notice thereof to the Board of Directors or to the President or Secretary of the Corporation. Any such resignation shall take effect at the time specified therein and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

       Section 5. Removal. Any officer elected or appointed by the Board of Directors may be removed by the Board at any time with or without cause. Any other officer may be removed at any time with or without cause by the Board of Directors or by any committee or superior officer in whom such power of removal may be conferred by the Board of Directors.

       Section 6. Vacancies. A vacancy in any office shall be filled for the unexpired portion of the term by the Board of Directors, but in case of a vacancy occurring in an office filled in accordance with the provisions of
Section 3 of this Article, such vacancy may be filled by any committee or superior officer upon whom such power may be conferred by the Board of Directors.

       Section 7. The Chairman of the Board. The Chairman of the Board, if one shall be elected, shall preside at all meetings of the Shareholders and Directors. In addition, the Chairman of the Board shall perform whatever duties and shall exercise all powers that are given to him by the Board of Directors.

       Section 8. The President. The President shall be the chief executive officer of the Corporation; shall (in the absence of the Chairman of the Board, if one shall be elected) preside at meetings of the shareholders and Directors; shall be ex officio a member of all standing committees; shall have general and active management of the business of the Corporation; and shall see that all orders and resolutions of the Board of Directors are carried into effect. He may sign, with any other proper officer, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts and other documents which the Board of Directors has authorized to be executed, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors or these Bylaws, to some other officer or agent of the Corporation.

       Section 9. The Vice Presidents. The Vice Presidents shall perform the duties as are given to them by these Bylaws and as may from time to time be assigned to them by the Board of Directors or by the President and may sign, with any other proper officer, certificates for shares of the Corporation. At the request of the President, or in his absence or disability, the Vice President designated by the President (of in the absence of such designation, the senior Vice President) shall perform the duties and exercise the powers of the President.

       Section 10. The Secretary. The Secretary, when available, shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the Executive Committee and standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors as required by law or these Bylaws, be custodian of the corporate records and have general charge of the stock books of the Corporation and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He may sign, with any other proper officer, certificates for shares of the Corporation and shall keep in safe custody the seal of the Corporation, and, when authorized by the Board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.

       Section 11. Assistant Secretaries. The Assistant Secretaries shall perform the duties as are given to them by these Bylaws or as may from time to time be assigned to them by the Board of Directors or by the Secretary. At the request of the Secretary, or in his absence or disability, the Assistant Secretary designated by the Secretary (or in the absence of such designation the senior Assistant Secretary) shall perform the duties and exercise the powers of the Secretary.

       Section 12. The Treasurer. The Treasurer shall have the custody and be responsible for all corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in the books belonging to the Corporation and shall deposit all monies and other





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
valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. He may sign, with any other proper officer, certificates for shares of the Corporation.

       Section 13. Assistant Treasurers. The Assistant Treasurers shall perform the duties as are given to them by these Bylaws or as may from time to time be assigned to them by the Board of Directors or by the Treasurer. At the request of the Treasurer, or in his absence or disability, the Assistant Treasurer designated by the Treasurer (or in the absence of such designation the senior Assistant Treasurer) shall perform the duties and exercise the powers of the Treasurer.

       Section 14. Treasurer's Bond. If required by the Board, the Treasurer and any Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be fixed from time to time by the Board of Directors. The Board of Directors may delegate to any committee or officer the power to fix from time to time the salary or other compensation of officers and agents appointed in accordance with the provisions of Section 3 of this Article.

                                   ARTICLE VII

                                CORPORATE SHARES

       Section 1. Share Certificates. The Certificates representing shares of the Corporation shall be in such form, not inconsistent with statutory provisions and the Articles of Incorporation, as shall be approved by the Board of Directors. The certificates shall be signed by the President or a Vice President, and either the Secretary or an Assistant Secretary or the Treasurer or an Assistant





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
Treasurer of the Corporation, and sealed with the Corporate seal or facsimile thereof. The signatures of the President or Vice President, Secretary or Assistant Secretary, Treasurer or Assistant Treasurer upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent, or registered by a registrar, either of which is other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued with the same effect as if he were such officer at the date of its issuance. All certificates shall be consecutively numbered and the name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the Corporation's books.

       All certificates issued by the Corporation shall bear the following legend:

       The Articles of Incorporation, as amended, of DRILLERS, INC. on file in the office of the Secretary of State of Texas set forth a full settlement of (a) all of the designations, preferences, limitations and relative rights of the shares of each class of shares authorized to be issued, (b) the authority of the Board of Directors to fix and determine the relative rights and preferences of the shares of preferred stock which the corporation is authorized to issue in series and, if and to the extent that they have been fixed and determined, the relative rights and preferences of any such series, and (c) the denial to shareholders of preemptive rights to acquire unissued or treasury shares of the Corporation and the right of cumulative voting. The Corporation will furnish a copy of such statement to the record holder of this certificate without charge on written request to the Corporation at its principal place of business or registered office.

       All certificates surrendered to the Corporation shall be canceled, and no new certificate shall be issued until the former certificate for the same number of shares has been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.





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
       Section 2. Transfer of Shares. Subject to any restrictions upon transfer contained herein or otherwise provided by law affecting outstanding shares of capital stock of the Corporation, upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer and satisfaction of the Corporation that the requested transfer complies with the provisions of applicable state and federal laws and regulations and any agreements to which the Corporation is a party, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

       Section 3. Ownership of Shares. The Corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Texas.

       Section 4. Closing of Transfer Books. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more





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
than fifty (50) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken, and the determination of shareholders on such record date shall apply with respect to the particular action requiring the same notwithstanding any transfer of shares on the books of the Corporation after such record date.

       Section 5. Dividends. The Board of Directors may, from time to time, declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by the Articles of Incorporation and by law.

                                  ARTICLE VIII

                               GENERAL PROVISIONS


       Section 1. Waiver of Notice. Whenever, under the provisions of applicable law or of the Articles of Incorporation or of these Bylaws, any notice is required to be given to any shareholder or Director, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

       Section 2. Seal. If one be adopted, the Corporate seal shall have inscribed thereon the name of the Corporation and shall be in such form as may be approved by the Board of Directors. Said seal may be used by causing it or a facsimile of it be impressed or affixed or in any manner reproduced.

       Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

       Section 4. Reports of Situation and Amount of Business. The Board of Directors shall, when requested by the holders of at least one-third of the outstanding shares of the Corporation, present written reports of the situation and amount of business of the Corporation.

       Section 5. Checks, Notes, etc. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

       Section 6. Examination of Books and Records. Any person who shall have been a shareholder of record for at least six (6) months immediately preceding his demand, or who shall be the holder of record of at least five per cent (5%) of all the outstanding shares of the Corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose, the books and records of account, minutes, and record of shareholders of the Corporation, and shall be entitled to make extracts therefrom.

       Section 7. Voting Upon Shares Held by the Corporation. Unless otherwise ordered by the Board of Directors, the President, acting on behalf of the Corporation, shall have full power and authority to attend and to act and to vote at any meeting of shareholders of any corporation in which this Corporation may hold shares and at any such meeting shall possess and may exercise any and all of the rights and powers incident to the ownership of such shares which, as the owner thereof, the Corporation might have possessed and exercised, if present. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

                                  ARTICLE IX

                                  INDEMNITIES

Section 1.    Indemnification of Directors and Officers.

              (a) The Corporation shall indemnify every director or officer or former director or officer of the corporation or any person who may have served at its request as a director or officer (or in a similar capacity) of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, against reasonable expenses (including attorney's fees), damages, fines, penalties, judgements, amounts paid in settlement, and other liabilities actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which he may be made a party or in which he may become involved by reason of his being or having been such a director or officer (whether or not involving action in his official capacity as director or officer), except that no indemnification shall be made under this subsection (a) in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence, recklessness or willful misconduct in the performance of his duty to the corporation, unless and only to the extent that a court of appropriate jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity.

              (b) Any indemnification under subsection (a) (unless ordered by a court of appropriate jurisdiction) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he is not guilty of gross negligence, recklessness or willful misconduct in the performance of his duty to the corporation. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or (2) if such a quorum cannot be obtained, then by a majority vote of a committee of the board, duly designated to act in the matter by a majority vote of the full board (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to such proceeding; or (3) by special legal counsel, selected by the board of directors or a committee thereof by vote as set forth in clauses (1) or (2) of this subsection (b) or, if the requisite quorum of the full board cannot be obtained therefor and such committee cannot be established, by a majority vote of the full board (in which selection directors who are parties may participate); or (4) by the shareholders. In the event a determination is made under this subsection (b) that the director or officer has met the applicable standard of conduct as to some matters but not as to others, amounts to be indemnified may be reasonably prorated.

              (c) Expenses incurred in appearing at, participating in or defending any threatened, pending or completed action suit or proceeding, whether civil, criminal, administrative or investigative, shall be paid by the corporation at reasonable intervals in advance of the final disposition. of such action, suit or proceeding after a determination is made in the manner specified by subsection (b) that the information then known to those making the determination (without undertaking further investigation for purposes thereof) does not establish that indemnification would not be permissible under subsection (a), and upon receipt that indemnification would not be permissible under subsection (a), and upon receipt by the corporation of (A) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation as authorized in this Section, and (B) a written undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Section.

              (d) It, is the intent of the corporation to indemnify the persons referred to in this Section to the Fullest extent permitted by law. The indemnification provided by this Sections shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors, or otherwise, or under any policy or policies of insurance purchased and maintained by the corporation on behalf of any such director or officer, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the heirs, executors and administrators of such a person.

              (e) The indemnification provided by this Section shall be subject to all valid and applicable laws, and, in the event this Section shall be subject to all valid and applicable laws, and, in the event this Section or any of the provisions hereof or the indemnification contemplated hereby are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and this Section shall be regarded as modified, accordingly, and, as so modified! to continue in full force and effect.





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
                                   ARTICLE X

                                   AMENDMENTS

       Section 1. Amendment by Board of Directors. The power to alter, amend or repeal these Bylaws or to adopt new Bylaws shall be vested in the Board of Directors and such action may be taken at any annual, regular or special meeting.





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